As filed with the Securities and Exchange Commission on May 13, 1998
                                           Registration No. 33-58752
===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               ANDREW CORPORATION
               (Exact name of issuer as specified in its charter)


             Delaware                                    36-2092797
   (State of other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                  Identification No.)


               10500 W. 153rd Street, Orland Park, Illinois 60462
                    (Address of Principal Executive Offices)


         Andrew Corporation Stock Option Plan for Non-Employee Directors
                            (Full title of the plan)


Charles R. Nicholas                                  Copy to:
Executive Vice President,                            Dewey B. Crawford
and Chief Financial Officer                          Gardner, Carton & Douglas
Andrew Corporation                                   321 North Clark Street
10500 W. 153rd Street                                Suite 3400
Orland Park, Illinois 60462                          Chicago, Illinois 60610
(708) 349-3300                                       (312) 644-3000

(Name, address and telephone number, including area code, of agents for service)
===============================================================================

Removing from registration 32,513 shares of common stock

                               Andrew Corporation
                              10500 W. 153rd Street
                           Orland Park, Illinois 60462
                                 (708) 349-3300

         Andrew Corporation Stock Option Plan for Non-Employee Directors

On August 7, 1989, the registrant filed a Form S-8, Registration Statement No. 33-30364 to register 625,000 shares of its Common Stock, $.01 par value per share (the "Shares"), issuable in connection with the Andrew Corporation Management Incentive Program, the Andrew Incentive Stock Option Plan and the Andrew Corporation Stock Option Plan for Non-Employee Directors. Of the 625,000 Shares registered, 25,000 related to the Andrew Corporation Stock Option Plan for Non-Employee Directors. On February 24, 1993, the registrant filed a Form S-8, Registration Statement No. 33-58752 to register 150,000 Shares to be issued in connection with the Andrew Corporation Stock Option Plan for Non-Employee Directors. With this post-effective amendment, the registrant removes from registration 32,513 of such Shares (giving effect for a two-for-one stock split to stockholders of record on February 19, 1993, a three-for-two stock split to stockholders of record on February 16, 1994, a three-for-two stock split to stockholders of record on February 22, 1995, a three-for-two stock split to stockholders of record on February 21, 1996 and a three-for-two stock split to stockholders of record on February 25, 1997) that remained unsold when the plan was terminated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orland Park, State of Illinois, on May 13, 1998.

                                 Andrew Corporation

                           By:/s/Floyd L. English
                              ---------------------------
                                 Floyd L. English
                                 Chairman, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Signature                  Title
   -------------------        ---------------------------

/s/Charles R. Nicholas
   -------------------
   Charles R. Nicholas        Executive Vice President,
                              and Chief Financial Officer

/s/Gregory F. Maruszak
   -------------------
   Gregory F. Maruszak        Vice President, Finance

/s/John G. Bollinger
   -----------------
   John G. Bollinger          Director

/s/Jon L. Boyes
   ------------
   Jon L. Boyes               Director

/s/Kenneth J. Douglas
   ------------------
   Kenneth J. Douglas         Director

/s/Floyd L. English
   ----------------
   Floyd L. English           Director

/s/Jere D. Fluno
   -------------
   Jere D. Fluno              Director

/s/Ormand J. Wade
   --------------
   Ormand J. Wade             Director